UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2017

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On June 18, 2017, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) appointed Andrew Anagnost as President and Chief Executive Officer of the Company (“CEO”), effective June 19, 2017. Dr. Anagnost had served since February 8, 2017 as an interim Co-Chief Executive Officer (“Co-CEO”) during the Company’s CEO search. The Board also appointed Dr. Anagnost to the Board to fill the vacancy created by the resignation of Jeff Clarke, as described more fully below, effective June 19, 2017.

Dr. Anagnost, 52, joined the Company in September 1997 and has served as Co-CEO since February 2017, Chief Marketing Officer since December 2016 and as the Company’s Senior Vice President, Business Strategy & Marketing, since March 2012. From December 2009 to March 2012, Dr. Anagnost was Vice President, Product Suites and Web Services of the Company. Prior to this position, Dr. Anagnost served as Vice President of CAD/CAE products for the manufacturing division of the Company from March 2007 to December 2009. Previously, Dr. Anagnost held other senior management positions at the Company. Prior to joining the Company, Dr. Anagnost held various engineering, sales, marketing and product management positions at Lockheed Aeronautical Systems Company and EXA Corporation. He also served as an NRC post-doctoral fellow at NASA Ames Research Center. Dr. Anagnost holds a bachelor of science degree in Mechanical Engineering from the California State University, and holds both a MS in Engineering Science and a PhD in Aeronautical Engineering and Computer Science from Stanford University.

Dr. Anagnost has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Dr. Anagnost is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Dr. Anagnost

On June 19, 2017, the Company entered into an employment agreement with Dr. Anagnost (the “Employment Agreement”), effective as of June 19, 2017 (the “Effective Date”), in connection with his appointment as CEO. The Employment Agreement does not provide for a fixed term of employment, and accordingly, either Dr. Anagnost or the Company may terminate the employment relationship at any time upon 30 days’ prior written notice to the other party.

Under the Employment Agreement, Dr. Anagnost will receive an annual base salary of $800,000, effective as of the Effective Date. In addition, Dr. Anagnost is eligible to receive an annual cash incentive bonus under the Company’s Executive Incentive Plan, which may become payable upon the achievement of certain performance goals established by the Compensation Committee of the Board. Dr. Anagnost’s target annual incentive will be not less than 125% of his annual base salary as of the Effective Date. For the Company’s 2018 fiscal year, Dr. Anagnost’s annual cash incentive bonus will be prorated to reflect his target annual incentive and annual base salary prior to his being appointed as CEO and his target annual incentive and annual base salary following such appointment.

As of the Effective Date, the Company will grant Dr. Anagnost equity awards under the Company’s 2012 Employee Stock Plan, as amended, including (i) an annual grant for fiscal year 2018 with a value of $4,000,000 on the date of grant, of which forty percent (40%) consists of time-based restricted stock units (that will vest in three equal annual installments from the date of grant) and sixty percent (60%) consists of performance-based restricted stock units (that, subject to the Company’s achievement of certain free cash flow per share and annual recurring revenue performance goals with respect to the Company’s fiscal year 2020, will vest on March 20, 2020), and (ii) a grant in connection with Dr. Anagnost’s promotion to CEO with a value of $2,000,000 on the date of grant, consisting entirely of performance-based restricted stock units (that, subject to the Company’s achievement of certain free cash flow per share and annual recurring revenue performance goals with respect to the Company’s fiscal year 2020, will vest on March 20, 2020). Effective commencing with the Company’s 2019 fiscal year, Dr. Anagnost will be eligible to receive long term incentive equity awards generally made available to executive officers of the Company.

If Dr. Anagnost’s employment is terminated by the Company without cause or by him for good reason, in either case, other than in connection with a change in control of the Company, and subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement (as described below), Dr. Anagnost will receive the following severance payments and benefits: (i) payment of an amount equal to two hundred percent (200%) of his annual base salary, payable in substantially equal installments bi-monthly over twelve (12) months; (ii) payment of his pro-rata bonus for the fiscal year of the Company in which termination occurs, provided the applicable Company bonus targets are satisfied; (iii) with respect to each of his then outstanding and unvested time-based equity awards, such awards will become fully vested; (iv) with respect to each of his then outstanding and unvested performance-based equity awards, such awards will become vested to the extent that the underlying performance criteria are satisfied for the applicable performance period, as prorated to reflect the number of days in which he was employed during such period; and (v) continued health benefits at the Company’s expense under COBRA for up to 12 months following the date of termination.

If Dr. Anagnost’s employment is terminated by the Company without cause or by him for good reason, in either case, in connection with a change in control of the Company, and subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement, Dr. Anagnost will receive the following severance payments and benefits: (i) a lump-sum payment of an amount equal to two hundred percent (200%) of his annual base salary and average annual bonus; (ii) payment of his pro-rata bonus for the fiscal year of the Company in which termination occurs, provided the Company bonus targets are satisfied; (iii) with respect to each of his then outstanding and unvested equity awards, such awards will become fully vested, provided, that the performance criteria of any such performance-based equity awards will be deemed achieved at target levels; and (iv) continued health benefits at the Company’s expense under COBRA for up to 18 months following the date of termination.

The Employment Agreement provides for customary non-solicitation and non-disparagement covenants that apply during the period in which Dr. Anagnost is receiving severance pay in respect of his annual base salary. In addition, Dr. Anagnost is subject to confidentiality covenants pursuant to a confidentiality agreement with the Company.

Pursuant to the Employment Agreement, if any payments or benefits provided to Dr. Anagnost in connection with a change in control of the Company are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

Under the Employment Agreement, the Company has agreed to continue to nominate Dr. Anagnost to serve as a member of the Board for as long as he is employed by the Company.

The above summary of the terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Separation Agreement with Mr. Hanspal

On June 15, 2017, Amar Hanspal notified the Company that he would be leaving the Company. On June 19, 2017, the Company entered into a separation agreement with Mr. Hanspal (the “Separation Agreement”), pursuant to which Mr. Hanspal will cease to be employed with the Company effective July 10, 2017 (the “Separation Date”).

Pursuant to the Separation Agreement, which includes a general release of claims, Mr. Hanspal will receive the following severance payments and benefits: (i) a lump-sum payment of an amount equal to one and one-half (1.5) times the sum of his annual base salary; (ii) a lump-sum payment in an amount equal to one and one-half (1.5) times his target annual incentive; (iii) with respect to each of his then outstanding and unvested time-based equity awards, accelerated vesting as to the number of shares underlying the awards that would have vested had he remained employed through July 1, 2018; (iv) with respect to each of his then outstanding and unvested performance-based equity awards, such awards will remain eligible to vest as if he had remained continuously employed through March 26, 2018, based on the extent, if any, that the underlying performance criteria are satisfied for awards with a performance period ending through the last day of the Company’s 2018 fiscal year (and the remainder of such equity awards that do not become so vested will be forfeited upon the date of termination); (v) a lump-sum payment in an amount equal to the estimated cost of his continued health benefits under COBRA for eighteen (18) months, as grossed up for taxes; and (vi) a lump-sum payment in respect of an untaken vacation leave benefit of six weeks of base salary.

In addition, the Separation Agreement provides for customary non-solicitation and non-disparagement covenants.

The above summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Directors

Jeff Clarke and Scott D. Ferguson each resigned from the Board, effective June 19, 2017, in accordance with the settlement agreement, dated February 6, 2017, by and among the Company, Sachem Head Capital Management LP, Uncas GP LLC, and Sachem Head GP LLC, and the Board accepted such resignations. A copy of Mr. Clarke’s and Mr. Ferguson’s resignation letters are attached as Exhibits 17.1 and 17.2, respectively, to this Current Report on Form 8-K.

The Board is continuing to evaluate candidates for an additional independent member of the Board to replace Mr. Ferguson. At the time of their resignations, Mr. Clarke served on the Audit Committee of the Board and Mr. Ferguson served on the Compensation and Human Resources Committee of the Board. Following the resignations of Messrs. Clarke and Ferguson, the Audit Committee of the Board shall consist of Betsy Rafael, Lorrie Norrington and Tom Georgens, and the Compensation and Human Resources Committee of the Board shall consist of Mary McDowell and Stacy Smith.

Item 7.01.	Regulation FD Disclosures.

On June 19, 2017, the Company issued a press release relating to the appointment of Dr. Anagnost as the new CEO and a member of the Board and the resignation of Mr. Hanspal. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference and is deemed to be furnished pursuant to this section.

This Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of June 19, 2017, by and between the Company and Andrew Anagnost.

10.2	Separation Agreement, dated as of June 19, 2017, by and between the Company and Amar Hanspal.

17.1	Resignation of Jeff Clarke.

17.2	Resignation of Scott D. Ferguson.

99.1	Press Release issued on June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
SVP, Corporate Affairs, Chief Legal Officer and Secretary

Date: June 19, 2017